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                                                                     Exhibit 5.1


                                 August 19, 2002


Factory Card & Party Outlet Corp.
2727 Diehl Road
Naperville, Illinois 60563

Ladies and Gentlemen:

     We have acted as counsel to Factory Card & Party Outlet Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act") pursuant to the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission (the "Commission") on August 19, 2002 (the "Registration Statement") of an aggregate of 77,700 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares represent the number of shares issued pursuant to employment agreements, restricted stock agreements and warrant agreements between the Company and certain of the Company's officers (the "Agreements").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as currently in effect, the By-laws of the Company as currently in effect, the forms of the Agreements, various resolutions of the Board of Directors of the Company and such agreements, instruments, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

     Based upon and subject to the foregoing, we are of the opinion that upon
(i) issuance and delivery of and payment for the Shares as contemplated by and in accordance with the

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Registration Statement and the terms of the Agreements, (ii) the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock, (iii) the Registration Statement becoming effective under the Securities Act, provided no stop order shall have been issued by the Commission regarding the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     The opinions set forth above are subject to the qualifications that (i) enforcement of the Company's obligations under the options related to the Shares may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This option may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                             Very Truly Yours,

                                             SONNENSCHEIN NATH & ROSENTHAL



                                             By:  /s/ Neal I. Aizenstein
                                                  ------------------------------
                                                  Neal I. Aizenstein

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